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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Marsh Supermarkets, Inc. of our report dated May 27, 2005, included in the 2005 Annual Report to Shareholders of Marsh Supermarkets, Inc.

We also consent to the incorporation by reference in Registration Statement Number 33-56630 on Form S-8 of the 1991 Employee Stock Incentive Plan, dated December 31, 1992; Registration Statement Number 33-56624 on Form S-8 of the 1992 Stock Option Plan for Outside Directors, dated December 31, 1992; Registration Statement Number 33-56626 on Form S-8 of the Marsh Supermarkets, Inc. 401(k) Plan, dated December 31, 1992; Registration Statement Number 333-00917 on Form S-8 of the 1991 Employee Stock Incentive Plan, as amended, dated February 14, 1996; Registration Statement Number 333-64321 on Form S-8 of the Outside Directors Stock Plan, the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan and the Executive Stock Purchase Plan, dated September 25, 1998; Registration Statement Number 333-64343 on Form S-8 of the Marsh Deferred Compensation Plan, dated September 25, 1998; Registration Statement Number 333-43256 on Form S-8 of the 1999 Outside Directors' Stock Option Plan, dated August 8, 2000; and Registration Statement Number 333-82908 on Form S-8 of the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan, dated February 15, 2002; of our report dated May 27, 2005, with respect to the consolidated financial statements of Marsh Supermarkets, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended April 2, 2005.

                                                          /s/ Ernst & Young LLP
Indianapolis, Indiana
June 23, 2005